UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2020

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On July 10, 2020, The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”) issued a press release reporting the Company’s results of operations for the three and nine months ended May 31, 2020. A copy of such release is attached as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2020, the Company and William A. Furman, Chairman of the Board and Chief Executive Officer of the Company, entered into an agreement (“Amendment”) that amends Mr. Furman’s existing employment agreement with the Company dated August 28, 2012 (“2012 Employment Agreement”). Under the terms of the Amendment, Mr. Furman agrees to continue in his current position of Chairman and CEO for up to two more years. As part of the Company’s ongoing succession planning process, Mr. Furman will retire from all executive offices in September 2022. The Amendment further provides:

•	All incentive compensation that would have been paid to Mr. Furman in cash for fiscal year 2020 will be paid to Mr. Furman in fully vested restricted stock units;

•	Mr. Furman has voluntarily agreed that his base compensation of $1,050,000 be reduced to $800,000 per year and not exceed $900,000 per year through the expiration of the Amendment (not to impact incentive compensation baselines); and

•	Mr. Furman’s equity awards for fiscal years 2021 and 2022 will have a value of not less than 280% of his base compensation prior to voluntary reduction. Such awards will be up to 70% performance-based with the balance time-based. The performance-based awards will be tied 25% to CEO succession objectives with the balance tied to Company financial goals.

The foregoing is a summary description of the Amendment, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 10.1 and the 2012 Employment Agreement previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on January 9, 2013, each of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

In the press release issued on July 10, 2020, regarding the results of operations and attached hereto as Exhibit 99.1, Greenbrier also discussed its outlook for the remainder of fiscal 2020.

On July 10, 2020, Greenbrier issued another press release attached hereto as Exhibit 99.2 announcing the amendment to the employment agreement of Mr. Furman.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Amendment to the employment agreement of the Chief Executive Officer of the Company

99.1	Press Release dated July 10, 2020, of the Company regarding fiscal third quarter 2020 results

99.2	Press Release dated July 10, 2020, of the Company regarding amendment to the employment agreement of the Chief Executive Officer of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: July 10, 2020	By:	/s/ Adrian J. Downes
Adrian J. Downes
Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

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